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                                                                    EXHIBIT 10.4
                              DOMINION HOMES, INC.
                             STOCK OPTION AGREEMENT
                      (Employee Nonqualified Stock Option)

     Dominion Homes, Inc., an Ohio corporation (the "Company"), hereby grants an option (this "Option") to purchase its common shares, without par value (the "Shares"), to the Optionee named below. The terms and conditions of this Option are set forth in this Agreement (which includes this cover sheet), in the Dominion Homes, Inc. 2003 Stock Option and Incentive Equity Plan (the "Plan") and in the Plan prospectus. Copies of the Plan and the Plan prospectus are attached.

Option Grant Date:  July 1, 2003

Name of Optionee:  Robert A. Meyer, Jr.

Number of Shares Covered by Option:  15,000

Exercise Price per Share: $24.24, which is intended to be not less than 100 percent of the Fair Market Value of the Shares on the Option Grant Date

Vesting Schedule: Subject to all of the terms and conditions set forth in this Agreement and the Plan, your right to purchase Shares under this Option shall vest as follows: 1/3 of the Shares on each of the 1st, 2nd and 3rd Anniversaries of the Option Grant Date. No Shares shall vest in any event after your employment with the Company and all Subsidiaries ("Service") has Terminated for any reason.

     By signing the cover sheet of this Agreement, you agree to all of the terms and conditions described in this Agreement and in the Plan.

Optionee:                  /s/ Robert A. Meyer, Jr.
           ---------------------------------------------
                           Robert A. Meyer, Jr.


Company:   By:      /s/ Jon M. Donnell
               -----------------------------------------
                    Jon M. Donnell, President

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                              DOMINION HOMES, INC.
                             STOCK OPTION AGREEMENT
                     (Employees' Nonqualified Stock Option)

The Plan and               The text of the Plan, as it may be amended from time
Other Agreements           to time, is incorporated in this Agreement by
                           reference. This Agreement (which includes the cover sheet) and the Plan constitute the entire understanding between you and the Company regarding this Option. Any prior agreements, commitments or negotiations concerning this Option are superseded.
                           In the event that any provision in this Agreement conflicts with any term in the Plan, the term in the Plan shall be deemed controlling. Certain capitalized terms used in this Agreement are defined in the Plan.

Nonqualified Stock Option  This Option is not intended to qualify as an
                           Incentive Stock Option under section 422 of the Code and shall be interpreted accordingly.

Vesting This Option is only exercisable before it expires and then only with respect to the vested portion of this Option. This Option will vest according to the Vesting Schedule on the cover sheet.

Term This Option will expire in any event at the close of business at Company headquarters on the day before the ten (10) year anniversary of the Option Grant Date, as shown on the cover sheet. This Option will expire earlier if you Terminate, as described below.

Regular Termination        If you Terminate for any reason, other than because
                           of your death, Disability or Retirement or because you were Terminated for Cause, then this Option will expire at the close of business at the Company's headquarters on the ninetieth (90th) day after your Termination (or, if earlier, the expiration date specified in the cover sheet). This Option will not continue to vest during such ninety (90) day period but you may exercise any Shares which were vested as of your Termination during such ninety (90) day period.

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Terminated for             If you are Terminated for Cause, as determined by the
Cause Committee in its sole discretion,then this Option will immediately expire and you will immediately forfeit all rights to this Option.

Death If you Terminate because of your death, then this Option will expire at the close of business at the Company's headquarters on the date twelve (12) months after the date of death (or, if earlier, the expiration date specified in the cover sheet). Your estate or heirs may exercise this Option at any time during this period.

Disability                 If you Terminate because of your Disability, this
                           Option will expire at the close of business at Company headquarters on the date twelve (12) months after your Termination (or, if earlier, the expiration date specified in the cover sheet).

Retirement                 If you Terminate because of your Retirement, this
                           Option will expire at close of business at Company headquarters on the date twelve (12) months after your Termination (or, if earlier, the expiration date specified in the cover sheet).

Notice of Exercise         When you wish to exercise this Option, you must
                           notify the Company by filing an appropriate "Notice of Exercise" form at the Company's headquarters. Your notice must specify how many Shares you wish to purchase (which may not be less than 100 shares or, if smaller, the number of remaining Shares subject to this Option) and how your Shares should be registered
                           (in your name only or in your and your spouse's names as joint tenants or as joint tenants with right of survivorship). Your notice will be effective when it is received by the Company. If someone else wants to exercise this Option after your death, that person must prove to the Company's satisfaction that he or she is entitled to do so.


Form of Payment            When you submit your notice of exercise, you must
                           include payment of the Exercise Price per Share for the Shares you are purchasing. Payment may be made in cash, a cashier's check or a money order or, you may exercise this Option by tendering Shares you already have owned for at least six months and that have a fair market value equal to the Exercise Price per Share for the Shares you are purchasing.

Withholding Taxes          You will not be allowed to exercise this Option
                           unless you make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the exercise of this Option

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                               or the sale of Shares acquired under this Option.

Restrictions on Exercise and   By signing this Agreement, you agree not to
Resale                         exercise this Option or sell any Shares acquired
                               under this Option at a time when applicable laws, regulations or Company or underwriter trading policies prohibit exercise, sale or issuance of Shares. The Company will not permit you to exercise this Option if the issuance of Shares at that time would violate any law or regulation.
                               The Company shall have the right to designate one or more periods of time, each of which shall not exceed one hundred eighty (180) days in length, during which this Option shall not be exercisable if the Committee determines in its sole discretion that such limitation on exercise could in any way facilitate a lessening of any restriction on transfer pursuant to the Securities Act of 1933, as amended (the
                               "Securities Act"), or any state securities laws with respect to any issuance of securities by the Company, facilitate the registration or qualification of any securities by the Company under the Securities Act or any state securities laws, or facilitate the perfection of any exemption from the registration or qualification requirements of the Securities Act or any state securities laws for the issuance or transfer of any securities. Such limitation on exercise shall not alter the Vesting Schedule set forth on the cover page other than to limit the periods during which this Option shall be exercisable.

Transfer of Option             Prior to your death, only you may exercise this
                               Option and you may not transfer or assign this Option except to the Company. For instance, you may not sell this Option or use it as security for a loan. If you attempt to do any of these things, this Option will immediately become invalid. You may, however, dispose of this Option in your will and, if the Company agrees, you may transfer this Option to a revocable trust for the benefit or your family or to a charitable organization but only if you contact the Company before this transfer is made. Regardless of any marital property settlement agreement, the
                               Company is not obligated to honor a notice of exercise from your spouse, nor is the Company obligated to recognize your spouse's interest in this Option in any other way.

No Employment Rights           Neither this Option nor this Agreement gives you
                               the right to continue in the employment of the Company or any Subsidiary. The Company and each Subsidiary reserves the right to Terminate you at any time and for any reason.

No Shareholder Rights          Neither you, nor your estate or heirs, shall have
                               any rights as a shareholder of the Company until this Option has been exercised and a certificate for the Shares being acquired has

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                           been issued. No adjustments will be made for
                           dividends or other rights if the applicable record date occurs before the certificate for the Shares is issued, except as described in the Plan.

Adjustments                The Committee may adjust the number of Shares covered
                           by this Option and the exercise price per Share under certain circumstances as provided in the Plan.
                           Notwithstanding anything to the contrary contained in this Agreement, this Option (and the vesting thereof) shall be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Company becomes subject to such corporate activity.

Applicable Law             This Agreement shall be interpreted and enforced
                           under the laws of the State of Ohio.

     By signing the cover sheet of this Agreement, you agree to all of the terms and conditions described above and in the Plan.

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